                                                                     EXHIBIT E-4

                          IRREVOCABLE POWER OF ATTORNEY

         Each of the undersigned does hereby make, constitute and appoint Carl
E. Warden, in his individual capacity, the undersigned's true and lawful attorney (hereinafter referred to as "Attorney") with full power of substitution and resubstitution, to vote or to execute and deliver written consents or approvals with respect to all shares of the capital stock of U S Liquids Inc., a Delaware corporation ("Company"), now owned (as reflected next to the undersigned's name on Schedule A hereto), or hereafter acquired by the undersigned, and any securities issued or issuable in exchange therefor or in respect thereof (the "Capital Stock"), to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation. The power and authority granted to the Attorney hereunder includes, but is not limited to, the power to nominate and to vote in (or execute and deliver written covenants or approvals with respect to) the election of board members of the Company, and to vote for or against (or execute and deliver written consents or approvals with respect to) any change in the bylaws or other governing documents of the Company, any merger, consolidation or share exchange involving the Company, and any sale or disposition of assets of the Company, including a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company; and, with respect to any vote or consent or approval with respect to a merger, consolidation, or share exchange or the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company, a vote cast by the Attorney, or either of them, or a consent executed and delivered by the Attorney, under this Irrevocable Power of Attorney shall bind the undersigned; and the undersigned hereby waives any right to dissent to any such merger, consolidation, share exchange, or sale, lease, exchange or other disposition of all or substantially all property and assets if the Attorney votes the Capital Stock of the undersigned in favor thereof or execute and deliver any one or more written consents of stockholders approving any thereof.

Each of the undersigned hereby affirms that this Irrevocable Power of Attorney is coupled with an interest and shall be irrevocable, and shall not be terminated by any act of the undersigned or by operation of law, and shall remain in effect pursuant to the terms hereof.

This Irrevocable Power of Attorney shall remain in full force and effect and be enforceable against any donee, transferee or assignee of the Capital Stock until September 30, 2001, or the earlier termination of this Irrevocable Power of Attorney in writing by the Attorney.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument, and each such counterpart may be delivered via telecopy to the Attorney.

                   [Balance of page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on March 22, 2001.

                                   WARDEN FOUNDATION

                                   /s/ Carl E. Warden
                                   --------------------------------------------
                                   By:    Carl E. Warden
                                   Title: Vice President


                                   /s/ Eric Warden
                                   --------------------------------------------
                                   Eric Warden


                                   /s/ Alan Kirchick
                                   --------------------------------------------
                                   Alan Kirchick


                                   /s/ Scott Moore
                                   --------------------------------------------
                                   Scott Moore


                                   /s/ Brad Marlin
                                   --------------------------------------------
                                   Brad Marlin

                                                                      SCHEDULE A



                                                         SHARES OF
                                                       US LIQUIDS INC.
                    STOCKHOLDER                         COMMON STOCK
                    -----------                        ---------------

Warden Foundation                                           50,000

Eric Warden                                                320,000

Alan Kirchick                                               69,000

Scott Moore                                                 50,000

Brad Marlin                                                 27,500